Exhibit 99.1

FOR IMMEDIATE RELEASE October 21, 2015	For more information: Contact: Eric Paul Dividend Capital (303) 228-2200

INDUSTRIAL INCOME TRUST STOCKHOLDERS APPROVE ACQUISITION BY AN AFFILIATE OF

GLOBAL LOGISTIC PROPERTIES

DENVER, CO — October 21, 2015 — Industrial Income Trust Inc. (“IIT” or the “Company”), a leading U.S. industrial real estate investment trust, announced today that at its special meeting of stockholders held today, IIT’s stockholders approved the merger of the Company with and into Western Logistics II LLC (“Western Logistics”), an affiliate of Global Logistic Properties Limited (“GLP”), in an all cash transaction valued at approximately US$4.55 billion, subject to certain transaction costs.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is currently expected to close on or about November 4, 2015.

“We are very pleased that our stockholders have approved the acquisition of the Company by GLP, a leading global provider of modern logistics facilities,” said Dwight Merriman, Chief Executive Officer of IIT. “We thank our stockholders for their investment and ongoing support, and believe this merger provides compelling value for all of our stockholders.”

About Industrial Income Trust

IIT is a leading U.S. industrial real estate investment trust that has built a national operating platform of high-quality distribution warehouses leased to creditworthy corporate customers. These properties generate revenue for IIT through the rents the corporate customers pay to use the properties in their supply chain. IIT purchased its first property in June 2010. From 2010 through 2013, IIT raised approximately US$2.2 billion of equity capital from investors. Upon completion of the merger transaction, IIT will have achieved its stated investment objectives of providing consistent current income and value creation through active asset management of its properties, culminating in a successful liquidity event for its stockholders.

About Global Logistic Properties (www.glprop.com)

GLP is the leading global provider of modern logistics facilities. GLP develops, owns and manages a 42 million square meters (452 million square feet) portfolio of logistics facilities across China, Japan, Brazil and USA that cater to domestic consumption. GLP’s 4,000 customers include some of the world’s most dynamic manufacturers, retailers and third party logistics companies. Fund management is an important and growing part of GLP’s business, providing significant capital to support sustainable long-term growth, while enhancing returns on GLP’s invested capital. As of June 30, 2015, GLP’s total assets under management amounted to US$29 billion.

GLP is listed on the Mainboard of Singapore Exchange Securities Trading Limited (SGX stock code: MC0.SI; Reuters ticker: GLPL.SI; Bloomberg ticker: GLP SP).

GLP Investor Relations * Media Contact:

Ambika Goel, CFA

SVP-Capital Markets and Investor Relations

Tel: +65 6643 6372

Email: agoel@glprop.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to satisfy the closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from IIT’s ongoing business operations due to the transaction; (iv) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the actual distributions to be received by stockholders from the Liquidating Entity, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the Liquidating Entity, including costs related thereto; and (vii) the outcome of any legal proceedings that may be instituted against IIT and others related to the merger agreement.

In addition, these forward-looking statements reflect IIT’s views as of the date on which such statements were made. IIT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IIT’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IIT or any other person that the results or conditions described in such statements or the objectives and plans of IIT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IIT’s SEC reports, including, but not limited to, the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015, the “Risk Factors” section of IIT’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, which was filed with the SEC on August 12, 2015 and subsequent Current Reports on Form 8-K, which factors are incorporated herein by reference. IIT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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